EXHIBIT 23.2

CONSENT OF

DBBMCKENNON

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Camelot Entertainment Group, Inc.

Irvine, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus, of our report dated April 20, 2010 relating to the financial statements of Camelot Entertainment Group, Inc. as of December 31, 2009 which appears in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 20, 2010.

/s/dbbmckennon

Newport Beach, California

July 27, 2010